Exhibit 99.1

Alto Neuroscience Reports Topline Data from Phase 2 Proof-of-Concept Study of ALTO-101 and Highlights Pipeline Advancements

— In the proof-of-concept study, ALTO-101 did not achieve statistical significance on primary endpoint; signals observed across EEG measures including near-significant improvement in theta-ITC (p=0.052) —

— Alto has developed a modified-release, once-daily oral formulation of ALTO-101; the Company plans to explore partnering opportunities for this formulation —

— Development of ALTO-207 remains the top priority for the Company; Phase 2b on track to initiate in 1H 2026 —

MOUNTAIN VIEW, Calif., April 1, 2026 — Alto Neuroscience, Inc. (NYSE: ANRO), a clinical-stage biopharmaceutical company focused on precision medicines for neuropsychiatric disorders, today announced topline data from its Phase 2 proof-of-concept (POC) clinical trial evaluating ALTO-101 for the treatment of cognitive impairment associated with schizophrenia (CIAS), and provided an update on the Company's pipeline and prioritization.

ALTO-101 did not achieve statistical significance on primary electroencephalography (EEG) or cognitive endpoints versus placebo; however, the study demonstrated directional improvements across certain EEG measures, including a near-significant effect on theta-ITC (n=83, d=0.34, p=0.052) – a measure correlated with cognitive performance across datasets. In a pre-specified analysis in a more cognitively impaired subgroup (n=59), ALTO-101 exhibited nominally significant effects on theta-ITC compared to placebo (d=0.44, p=0.03). Further, certain EEG measures, including theta-ITC, showed improvements from day 5 to day 10 in the trial, suggesting a longer treatment period may elucidate greater effects. ALTO-101 demonstrated a favorable tolerability profile, with rates of nausea and vomiting — hallmark side effects associated with the PDE4 inhibitor class — in line with placebo rates. This finding suggests the pharmacokinetic profile of ALTO-101 may overcome a key tolerability barrier that has historically limited PDE4 inhibitor adoption. High rates of application site skin reactions were observed across both active and placebo arms.

Separately, the Company has developed a modified-release oral formulation of ALTO-101 that has demonstrated an improved pharmacokinetic and tolerability profile relative to the immediate-release formulation. Alto believes this formulation may offer potential benefits across multiple therapeutic areas and intends to explore partnering opportunities. The formulation is covered by a pending patent application.

Based on these results, the Company does not plan to independently advance ALTO-101 in CIAS and will instead prioritize resources toward its lead program, ALTO-207, while exploring strategic partnering opportunities for ALTO-101. The Company expects to present more data from this study at a future medical conference.

"While we are disappointed that the ALTO-101 data did not deliver the signal we were seeking, it is an exploratory program, and we remain heavily focused on ALTO-207, our most advanced program in development for treatment -resistant depression – which is supported by strong prior clinical data and external validation," said Amit Etkin, M.D., Ph.D., founder and chief executive officer of Alto Neuroscience. "We appreciate the commitment of the patients and clinical teams who participated in the ALTO-101 trial. We are excited about our oral, modified-release formulation of ALTO-101 to potentially provide benefit to patients, and we intend to seek partnering opportunities to drive future value for this program.”

“Alto enters this moment from a position of real strength: we have multiple clinical programs advancing, a $275 million cash position, and ALTO-207 — which we believe is one of the most compelling and independently validated mechanisms in psychiatry — on track to imminently enter a Phase 2b trial. Our focus remains squarely on executing for patients and shareholders across our pipeline."

ALTO-207 in Treatment-Resistant Depression

Alto's most advanced and differentiated program, ALTO-207, remains on track to initiate a Phase 2b clinical trial in the first half of 2026. ALTO-207 is a fixed-dose combination of pramipexole (a dopamine D3/D2 agonist) and ondansetron (a 5-HT3 antagonist), designed to enable rapid titration to higher pramipexole doses by mitigating dose-limiting nausea and vomiting. The planned Phase 2b trial is a randomized, double-blind, placebo-controlled study evaluating ALTO-207 as an adjunctive treatment in approximately 178 adults with treatment-resistant depression who have experienced two to five prior treatment failures.

The core mechanism of ALTO-207 is supported by the PAX-D study, published in The Lancet Psychiatry and conducted by the University of Oxford, which demonstrated a Cohen's d=0.87 effect size for pramipexole versus placebo at 12 weeks — substantially larger than the effect sizes observed for current approved treatment resistant depression (TRD) treatments. The Phase 2a trial of ALTO-207 met primary and secondary endpoints. Following a successful FDA meeting in 2025, Alto is positioned to advance ALTO-207 through Phase 3 and a potential NDA submission.

About Alto Neuroscience

Alto Neuroscience is a clinical-stage biopharmaceutical company with a mission to redefine psychiatry by leveraging neurobiology to develop personalized and highly effective treatment options. Alto’s Precision Psychiatry Platform™ measures brain biomarkers by analyzing EEG activity, neurocognitive assessments, wearable data, and other factors to better identify which patients are more likely to respond to Alto product candidates. Alto’s clinical-stage pipeline includes novel drug candidates in bipolar depression, major depressive disorder, treatment resistant depression, schizophrenia, and other mental health conditions. For more information, visit www.altoneuroscience.com or follow Alto on X.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “look forward,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding Alto’s expectations about the potential benefits, activity, effectiveness, tolerability and safety of its product candidates and Precision Psychiatry Platform (“Platform”); Alto’s expectations with regard to the general design and results of its research and development programs and clinical trials; Alto’s clinical development plans for its product candidates, including the timing or likelihood of approvals for its product candidates; Alto’s business strategy, financial position and the sufficiency of its financial resources to fund its operations through expected milestones. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including uncertainties inherent in the initiation, progress and completion of clinical trials and development of Alto’s product candidates, and other important factors, any of which could cause Alto’s actual results to differ from those contained in the forward-looking statements, which are described in greater detail in the section titled “Risk Factors” in Alto’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) as well as in other filings Alto may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Alto expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as required by law.

Availability of Information on Alto’s Website

Alto routinely uses its investor relations website to post presentations to investors and other important information, including information that may be material. Accordingly, Alto encourages investors and others interested in Alto to review the information it makes public on its investor relations website.

Investor and Media Contact:
Nick Smith
investors@altoneuroscience.com

media@altoneuroscience.com